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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2002
Date of Report (Date of earliest event reported)

WORLDWIDE DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30217 (Commission File Number)	13-3810724 (IRS Employer Identification No.)
36 Toronto Street, Suite 250, Toronto, Ontario M5C 2C5 (Address of principal executive offices) (Zip Code)
(416) 214-6416 (Registrant's telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets

On October 15, 2002, Carmina Canada Inc., a wholly owned subsidiary of Carmina Technologies Inc. acquired all the shares of Worldwide Online Corp. (WWO), a wholly owned subsidiary of the registrant for a consideration of 650,000 restricted shares of Carmina Technologies Inc. valued at $357,500. An additional 350,000 or 600,000 shares will be received by September 30, 2003 provided WWO achieves specific gross revenue, gross margin and earnings before income tax, depreciation and amortization (EBITDA) targets during the twelve month period ending August 31, 2003 and the value of the consideration will be adjusted accordingly. To obtain the maximum of 1,250,000 shares, WWO must achieve gross revenues of CAN $ 1,400,000, gross margins of CAN $ 500,000 and cumulative EBITDA of CAN $ 60,000 in the twelve month period. The amount of consideration was arrived at in arm's length negotiations with the purchaser and the consideration price per share was based on the most recent sale price of Carmina Technologies Inc.'s stock on the OTCBB prior to signing the letter of intent on August 26, 2002. No director or officer of the registrant or WWO, or any associate of such director or officer has any relationship with the purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE DATA, INC.
Date: December 2, 2002	By:	/s/ Romeo Colacitti Romeo Colacitti Chairman & President

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Item 2. Acquisition or Disposition of Assets
SIGNATURES